Filed pursuant to
                                                             Rule 424(b) and (c)
                                                                 with respect to
                                                               Reg. No. 33-59013

                           THIRD PROSPECTUS SUPPLEMENT
                           dated February 16, 1996 to
                        PROSPECTUS dated October 11, 1995
                           of WALTER INDUSTRIES, INC.
                             Relating to 31,911,136
                             Shares of Common Stock


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 22, 1996
                                                         ----------------


                             Walter Industries Inc.

             (Exact name of registrant as specified in its charter)


           Delaware                    000-20537            13-3429953
  (Name or other jurisdiction      (Commission File        (IRS Employer
       of incorporation)                Number)         Identification No.)

     1500 North Dale Mabry          Tampa, Florida             33607
     (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code         813-871-4811
                                                           ------------

          (Former name or former address if changed since last report.)

Item 5.        Other Events
               ------------

On January 22, 1996, Walter Industries, Inc. (the "Company") completed a
$550 million bank financing led by NationsBank National Association (South). Proceeds from the financing, together with a drawing of $75 million under the Mid-State Trust V Variable Funding Loan Agreement, were used to redeem
$490 million of 12.19% Senior Notes Due 2000 and to replace an existing
$150 million bank credit facility, both issued in connection with the Company's emergence from Chapter 11 reorganization in March 1995. The financing consists of a $365 million revolving credit facility, a six-year $125 million term loan and a $60 million seven-year term loan.


Item (C)       Exhibits
               --------

     10)  Credit Agreement, dated as of January 22, 1996

     99)  Press release, dated January 22, 1996


                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                WALTER INDUSTRIES, INC.
                                        ---------------------------------------
                                                       (Registrant)

Date:  February 16, 1996                /s/     W.H. Weldon
                                        ---------------------------------------
                                                W.H. Weldon
                                             Executive Vice President and
                                                Chief Financial Officer